Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is made to be effective as of June 30, 2011 among SF BLU VU, INC., a Nevada corporation, (“Purchaser”) and LIVEWIRE MC2, LLC, a California limited liability company, (“LVWR”) and the selling members of LVWR, identified on the signature pages (“Selling Members”).

WHEREAS, Purchaser has common stock eligible for trading on the over-the-counter market and files reports with the United States Securities and Exchange Commission (“SEC”) under Section 12(g) of the Exchange Act.

WHEREAS, Purchaser and the Selling Members desire to enter a transaction to combine business operations (the “Transaction”) so that LVWR will become a wholly-owned subsidiary of Purchaser.

NOW, THEREFORE, for good and valuable consideration, Purchaser, LVWR, and the Selling Members agree as follows.

1.           At the Closing Date, Purchaser agrees to issue Thirty Million (30,000,000) shares of its common stock (the “Securities”) for 100% of the outstanding membership interests of LVWR, subject to the terms and conditions of this Agreement.

2.           At the Closing Date, the Selling Members agree to transfer to Purchaser 100% of the outstanding membership interests of LVWR, subject to the terms and conditions of this Agreement.

3.           The Closing Date shall mean the date of Purchaser’s filing of a Form 8-K (the “Super 8-K”) with the SEC.  Purchaser, LVWR, and the Selling Members agree to use reasonable efforts to cause the Super 8-K to be filed by August 31, 2011.

The Closing will take place at the offices of Weed & Co. LLP, 4695 MacArthur Court, Suite 1430, Newport Beach, California 92660 on the Closing Date in accordance with the terms of this Agreement, or at such other place or time as the parties mutually agree.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.           Purchaser makes the following representations and warranties.

4.1           Organization and Authority.  Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority to carry on its business as now being conducted.  The execution and delivery of this Agreement and the consummation of the Transaction has been, or will be prior to closing, duly authorized by all requisite corporate actions on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid, binding, and enforceable obligation of Purchaser.

4.2           Ability to Carry Out Agreement.  To the best of Purchaser's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which Purchaser is a party or to which Purchaser is subject.  No consents of any persons under any contract or agreement required to be disclosed pursuant to this Agreement are required for the execution, delivery, and performance by Purchaser of this Agreement.

4.3           The Securities.  The Securities will be issued at Closing, free and clear of liens, claims, and encumbrances, and Purchaser has all necessary right and power to issue the Securities to the Selling Members as provided in this Agreement without the consent or approval of any person, firm, corporation, or governmental authority.

4.4           Capitalization of Purchaser.  Purchaser is a Nevada corporation in good standing.  Purchaser’s authorized capital consists of two classes of stock.  One class of stock consists of 100,000,000 shares of $.0001 par value common stock, of which 19,933,529 shares are issued and outstanding.  One class of stock consists of 10,000,000 shares of $.0001 par value Preferred Stock, of which 1,000,000 shares have been designated Series A Preferred Stock and are issued and outstanding.  The board of directors, by resolution only and without further action or approval, may cause the corporation to issue one or more classes or one or more series of Preferred Stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be standard expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

4.5           No Undisclosed Liabilities. Purchaser has no liabilities, which are not specified in its SEC filings.  Purchaser has ongoing relationships with its transfer agent, Continental Stock Transfer & Trust Co., its accountants, Sherb & Co., its legal counsel, Weed & Co. LLP, and its Secretary, Richard O. Weed, that will continue after the Closing Date.

4.6.           SEC Reporting Obligations.  Purchaser will be current with its SEC reporting obligations on the Closing Date.

4.7           Status of the Purchaser.  Purchaser is a reporting issuer pursuant to the Exchange Act.  Purchaser participates in the Pink OTC Markets Electronic Quotation Service.

4.8           Date of Representations and Warranties.  Each of the representations and warranties of Purchaser set forth in this Agreement is true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.  Without limiting the generality of the foregoing, Purchaser represents and warrants that immediately prior to the Closing Date, its liabilities will be $100,000 or less.

REPRESENTATIONS AND WARRANTIES OF LVWR

5.           LVWR makes the following representations and warranties.

5.1.           Organization and Authority.  LVWR is a California limited liability company in good standing.  The execution and delivery of this Agreement and the consummation of the Transaction has been, or will be prior to closing, duly authorized by all requisite actions on the part of LVWR.  This Agreement has been duly executed and delivered by LVWR and constitutes the valid, binding, and enforceable obligation of LVWR.

5.2           Ability to Carry Out Agreement.  To the best of LVWR 's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which LVWR is a party or to which LVWR is subject.  No consents of any persons under any contract or agreement required to be disclosed pursuant to this Agreement are required for the execution, delivery, and performance by LVWR of this Agreement.

REPRESENTATIONS AND WARRANTIES OF THE SELLING MEMBERS

6.           The Selling Members, each individually, make the following representations and warranties.

6.1.           Financial Statements.  The Selling Members have furnished or will furnish Purchaser with true and complete copies of the audited financial statements of LVWR, including balance sheet and the related statements of operations, statement of changes in capital and cash flows for the most recently completed fiscal year (December 31, 2010) and unaudited financial statements for all subsequent interim periods.  The financial statements shall fairly present in all material respects the financial position of LVWR in conformity with GAAP.

6.2           Disclosure.  This Agreement does not, and the documents and certificates executed by the Selling Members or otherwise furnished by the Selling Members and/or LVWR to Purchaser do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

6.3           Conduct of Business as Usual.  Up until the Closing Date, the Selling Members shall insure that LVWR's operations shall be conducted only in the usual and ordinary course, and that no change will be made to such operations that might adversely affect the value to be transferred to Purchaser.

6.4           Best Efforts. The Selling Members shall use their best efforts to fulfill all conditions of the Closing including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

6.5           Tax Advice.  The Selling Members shall consult with tax advisors, tax lawyers and accountants of their own choosing to satisfy themselves concerning the tax character of the transactions contemplated by this Agreement.  The Selling Members acknowledge that tax consequences, if any, of this Agreement shall be the responsibility of the party incurring the same.

COVENANTS AND AGREEMENTS OF THE SELLING MEMBERS

7.           Up to and including the Closing Date, the Selling Members covenant that:

7.1 Access and Information. After the execution of this Agreement, the Selling Members will permit Purchaser to have reasonable access to all information necessary to verify the representations and warranties made herein.  After the Closing, the Selling Members will continue to permit Purchaser access to such additional documentation and information as is reasonably necessary to completion of the Transaction.

COVENANTS AND AGREEMENTS OF THE PURCHASER

8.           Up to and including the Closing Date, Purchaser covenants that:

8.1           Affirmative Covenants. From the date hereof through the Closing Date, Purchaser will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated.

8.2           Access and Information. Purchaser shall provide to the Selling Members  and to the their accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing to all of its properties, books, contracts, commitments, records (including, but not limited to, tax returns), but no investigation pursuant to this section shall affect any representations or warranties of Purchaser.

8.3           Conduct of Business Pending the Closing of the Transaction. Prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Selling Members shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, Purchaser shall comply with each of the following:

(1) The business of Purchaser shall be conducted only in the ordinary and usual course, Purchaser shall use reasonable efforts to keep intact its business organization and goodwill, keep available the services of its officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and other persons having business or financial relationships with Purchaser, and Purchaser shall immediately notify the Selling Members  of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, Purchaser.

(2) Purchaser shall not (a) amend its Articles of Incorporation (or similar charter document) or Bylaws (or similar governing document), or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property.

(3) Purchaser shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing.

(4) Purchaser shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

(5) Purchaser shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee; or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee, except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice.

(6) Purchaser shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of Purchaser’s assets or properties, except for sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of Purchaser’s property, or as specifically provided for or permitted in this Agreement.

(7) Purchaser shall not enter into, or terminate, any material contract, agreement, commitment, or understanding.

(8) Purchaser shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in Paragraphs (1) through (7), inclusive, of this section.

(9) Purchaser will file properly and promptly when due all federal, state, local, foreign and other tax returns, reports, and declarations required to be filed by Purchaser and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by Purchaser.

(10) Purchaser will comply with all laws and regulations applicable to Purchaser and Purchaser’s operations.

8.4           Publicity. Prior to the Closing any written news releases by Purchaser pertaining to this Agreement or the Transaction shall be submitted to the Selling Members for review and approval prior to release by Purchaser, and shall be released only in a form approved by the Selling Members.

8.5           Offer to Convert Outstanding Notes of LVWR to Common Stock.  Promptly after the Closing, Purchase will cooperate with the conversion of any Outstanding Notes of LVWR such that each One Dollar (USD$1.00) of principal and interest on the notes shall receive 5 shares of Purchaser’s common stock.  Any shares of Purchaser’s common stock issued in the conversion shall be restricted securities and subject to lock-up and no-sale agreements for a minimum of 365 days following issuance.

9.           TERMINATION

9.1           Termination Without Cause.  This Agreement may be terminated at any time prior to the Closing Date without cost or penalty to either party by mutual consent of the Selling Members and Purchaser.

9.2           Termination with Cause.  This Agreement may be terminated, with the terminating party to be reimbursed by the other party of all expenses and costs related to this Agreement, if:

(A) Breach or Noncompliance by the Selling Members.  The Selling Members shall fail to comply in any material aspect with any of their representations, warranties, or obligations under this Agreement, or if any of the representations or warranties made by the Selling Members under this Agreement shall be inaccurate in any material respect and is not cured within ten (10) business days of notice of such breach.

(B) Breach or Noncompliance by Purchaser. Purchaser shall fail to comply in any material aspect with any of its representations, warranties, or obligations under this Agreement, or if any of the representations or warranties made by Purchaser under this Agreement shall be inaccurate in any material respect and is not cured within ten (10) business days of notice of such breach.

10.           SECURITIES REGISTRATION; DISCLOSURE

10.1           Private Transaction.  The Selling Members understand that the shares issued pursuant to this Agreement, have not been nor will they be registered under the Securities Act, but are issued pursuant to an exemption from such registration.  The Securities will be restricted securities and subject to lock-up and no-sale agreements for a minimum of 365 days following issuance.

10.2           Access to Information.  The Selling Members represents that, by virtue of their economic bargaining power or otherwise, they have had access to or has been furnished with, prior to or concurrently with Closing, the same kind of information that would be available in a registration statement under the Securities Act should registration of the shares issued pursuant to this Agreement have been necessary, and that they have had the opportunity to ask questions of and receive answers from Purchaser's officers and directors, or any party acting on their behalf, concerning the business of Purchaser and that they have had the opportunity to obtain any additional information, to the extent that Purchaser possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by Purchaser.

11.           INDEMNIFICATION

11.1           Indemnification by Purchaser.  Purchaser shall indemnify, save and hold harmless the Selling Members  and their affiliates, employees, accountants, auditors, attorneys, partners, agents, and other representatives from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, deficiencies, adverse claims, taxes and expenses (whether or not resulting from third-party claims), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages"), incurred in connection with or resulting from any breach of any covenant or warranty, or the inaccuracy of any representation made by the Purchaser in or pursuant to this Agreement.

11.2           Indemnification by Selling Members.  The Selling Members shall indemnify, save and hold harmless Purchaser, and its affiliates, officers, employees, directors, accountants, auditors, attorneys, partners, agents and other representatives, from and against any and all Damages incurred in connection with or arising out of or resulting from any breach of any covenant or warranty, or the inaccuracy of any representation, made by the Selling Members in or pursuant to this Agreement.

11.3           Defense of Third-Party Claims.  If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnification pursuant to this Agreement, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event no later than fifteen (15) days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect the rights to indemnification contemplated by this Agreement, except to the extent that the indemnifying party demonstrates actual damage caused by such failure.  After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated pursuant to the terms of its indemnification pursuant to this Agreement in connection with such lawsuit or action, then the indemnifying party shall be entitled, if such party so decides, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; provided, however, that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto.  The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal resulting therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal resulting therefrom.

12.           POST-CLOSING ITEMS

12.1           Name Change.  As soon as practicable after the Closing, Purchaser shall cause its name to be changed to LIVEWIRE ERGOGENICS INC.

12.2           Change of Officers and Directors.  As soon as practicable after the Closing, the Purchaser shall enter employment agreements with Bill Hodson and Brad Nichols.

13.           MISCELLANEOUS PROVISIONS

13.1           Survival of Representations and Warranties.  All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for two (2) years from the Closing Date. The Selling Members and Purchaser are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for including any investigation upon which they might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

13.2           Costs and Expenses.  Subject to Section 9.2 herein, all costs and expenses in the proposed sale and transfer described in this Agreement shall be borne by the Selling Members and Purchaser in the following manner:

(A) Attorney Fees and Costs.  Each party has been encouraged to and received an opportunity to be represented by its own attorney(s) in this transaction.  Each party shall pay the fees of its own attorney(s), if any, except as may be expressly set forth herein to the contrary.

(B) Costs of Closing.  Each party shall bear its reasonable share of all other Closing costs and expenses arising from this Agreement.

13.3           Further Assurances.  At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

13.4           Waiver.  Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

13.5           Headings.  The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13.6           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.7           Governing Law.  This Agreement shall be governed by the laws of the United States, State of California.

13.8           Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

13.9           Entire Agreement.  This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement.  No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

13.10           Severability. I f any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

13.11           Amendment.  This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

13.12           Facsimile Counterparts.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

13.13           Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

“Purchaser”
SF BLU VU, INC., a Nevada corporation

By: _____________________
Name: Richard O. Weed
Title: President

“LVWR”
LIVEWIRE MC2, LLC, a California limited liability company,

By: _____________________
Name: Bill Hodson
Title: President

LIVEWIRE MC2, LLC
SSN or EIN __________________________________

Complete Mailing Address
_____________________________________________
_____________________________________________
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“Selling Members”

By: _____________________
Name: Bill Hodson, 31.43

Bill Hodson SSN __________________________________

Complete Mailing Address
_____________________________________________
_____________________________________________
_____________________________________________

By: _____________________
Name: Brad Nichols, 32.43

Brad Nichols SSN __________________________________

Complete Mailing Address
_____________________________________________
_____________________________________________
_____________________________________________

By: _____________________
Name: Danya Thompson, 7

Danya Thompson SSN __________________________________

Complete Mailing Address
_____________________________________________
_____________________________________________
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By: _____________________
Name: Terry Barnaby, 5

Terry Barnaby SSN __________________________________

Complete Mailing Address
_____________________________________________
_____________________________________________
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By: _____________________
Name: Tony Torgerud, 7

Tony Torgerud SSN __________________________________

Complete Mailing Address
_____________________________________________
_____________________________________________
_____________________________________________

By: _____________________
Name: Dave Brown, 2

Dave Brown SSN __________________________________

Complete Mailing Address
_____________________________________________
_____________________________________________
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By: _____________________
Name: Jim Beuchler, 0.14

Jim Beuchler SSN __________________________________

Complete Mailing Address
_____________________________________________
_____________________________________________
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LiveWire SW

By: _____________________
Name: ______________, 10
Title: __________________

LiveWire SW EIN __________________________________

Complete Mailing Address
_____________________________________________
_____________________________________________
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LiveWire NE

By: _____________________
Name: ______________, 5
Title: __________________

LiveWire NE EIN __________________________________

Complete Mailing Address
_____________________________________________
_____________________________________________
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